EXHIBIT 99.1


           Jules Ross                                         Immediately
           Vice President, Finance                            August 14, 2003
           (212) 564-3393




New York, NY - Thackeray Corporation reported today the following results of operations:

                                                        For the Six Months ended June 30,        For the Three Months ended June 30,

                                                       2003                  2002                     2003               2002
                                                       ----                  ----                     ----               ----

Loss before income tax                           ($320,000)             ($1,109,000)               ($186,000)         ($341,000)
                                                  --------               ----------                 --------            -------

Net Loss                                         ($320,000)             ($1,011,000)               ($186,000)         ($341,000)
                                                  --------               ----------                 --------            -------


Net loss per share of Common Stock
                                                    ($0.06)                  ($0.20)                  ($0.04)            ($0.07)
                                                     -----                    -----                    -----              -----

Number of shares                                  5,107,401                5,107,401                5,107,401          5,107,401
                                                  ---------                ---------                ---------          ---------
